EXHIBIT 99.1

BRE Properties, Inc. Company Outlook Fourth Quarter 2003 <

BRE/NYSE San Francisco, CA REIT Multifamily/Apartments Western U.S. $3.0 billion 82 / 23,469 Public Listing Corporate Location Corporate Structure Asset Class Geographic Region Total Market Capitalization # Properties/Units BRE Properties, Inc. ? ? ? ? ? ? ? <

Total Units        % NOI 44% 29% 16% 11% 22,981 488 1,388 24,857 # Units 8,864 5,644 5,324 3,149 Directly Owned Joint Ventures Development Pipeline Southern California Northern California Mountain/Desert Pacific Northwest BRE Properties, Inc. Portfolio Markets Western 12-31-03 <

% NOI 23% 21% 20% 9% 11% 7% 5% 4% 100% # Units 5,153 3,711 3,488 2,156 3,149 2,440 1,620 1,264 22,981 # Properties 18 13 10 10 13 7 5 4 80 Western Metro Markets Market California L.A./Orange Co. San Diego San Francisco Sacramento Pacific Northwest Seattle Mountain/Desert Phoenix Denver Salt Lake City Total <

Clear, direct strategy Research-based investment approach Consistent operating performance Strong financial position Alignment with Shareholder interests Differentiating Factors ? ? ? ? ? <

West is Best

- Western concentration: A business risk we choose to exploit
  - Favorable long-term fundamentals: economic base, quality of life and chronic housing shortage
  - Propensity to rent 40% vs. national 30%
  - Resident base of young adults and Empty Nesters prefers to rent and live in the
  - Develop in So. California: no question about long-term demand

B·R·E PROPERTIES

• Product trillion • State $1 • Power Gross Exceeds • Largest 2007 2008 through through th today today 5 growth year growth year per population per Census Economic employment jobs U.S. people new U.S. population U.S. employment total U.S. total U.S. of 479,000 262,000 Economy.com, • California:Global of of of • Population 12.3% 19% Adds 11% 13% Adds Source: • • Employment • • • <

55 to 75 Years Old 51.2 63.4 12.2 23.8% 31 to 54 Years Old 101.7 100.7 -1.0 -1.0% 19 to 30 Years Old 46.1 50.8 4.7 10.2% U.S. Population Projections In millions Net Change        % Change Source: U.S. Census, Economy.com. 2003 2010 <

Affordability 19% 40% 20% 28% 22% 40% 60% 45% 62% Single Family 248,000 430,000 359,000 496,000 276,000 153,000 238,000 168,000 Median Price $572,000 2003 % of Inventory 2.0% 2.2% 3.1% 1.1% 1.5% 1.8% 2.2% 1.2% 1.4% Annual M.F. Adj. Permits 7,815 2,325 6,020 8,440 2,985 3,500 1,555 3,370 3,740 Housing in WesternU.S. Markets San Francisco Sacramento San Diego Los Angeles Orange Co. Seattle Salt Lake City Denver Phoenix <

Target 50% 40% 12% 12% 45%—30%—8%—8% - 14% average annual growth rate 4Q03 44% 29% 16% 11% Gross revenue $450 million > NOI target levels by market Region Southern CA Northern CA Mountain/Desert Pacific NW BRE 5-Year Plan ? ? <

• targets starts • annual posture markets Plan – construction drivers new acquisitions dispositions parameters net-buyer low-growth California million million million into • 5-Year down • $250 $100 $50 Maintain Sell Recycle • BRE Investment > > > Disposition > > • ? <

$259 $117 2007 Units Delivered $122 $156 2006 $175 $67 Development Funded $141 2005 Target Investment = $250 MM Per Year $166 $60 $98 2004 $212 Construction Starts Development Pipeline $300 $250 $200 $150 $100 $50 $0 <

6.00% 6.00% 6.00% 7.00% 7.00% 8.00% 7.50% 8.00% 6.50% Current Cap Rates 5.50%—5.50%—5.50%—6.50%—6.50%—7.50%—7.00%—7.50%—6.00% -Outlook Overweight Overweight Neutral/Overweight Neutral Neutral Neutral Underweight Underweight Weighted Average Market Targets Market California L.A./Orange Co. San Diego San Francisco Sacramento Pacific Northwest Seattle Mountain/Desert Denver Phoenix Salt Lake City <

• hubs levels entertainment • level • level affordability inventory income & jobs of transportation retail •        % & jobs, family base to to Jobs, Single Permits Job Access Access • Macro/market > > > Micro/submarket > > • Investment/ResearchConsiderations ? ? <

7-Yr Avg. 4% 6% 7% 2% 0% 4% 1% -1% 4% 1% 5% S-S Revenue Growth 2003 -10% 1% 4% -5% -6% -3% -5% -10% -4% 2% -6% Avg. Occupancy 7-Yr Avg. 96% 97% 96% 96% 95% 96% 94% 96% 96% Operating Performance 4Q 03 92% 96% 95% 93% 95% 94% 93% 94% 94% Same-store expense growth Same-store NOI growth San Francisco San Diego L.A./Orange Co. Seattle Phoenix Sacramento Salt Lake City Denver <

90% 85% 80% 75% 70% 65% 60% 55% 50% $1.95 2003 $1.95 2002 Payout Ratio $1.86 2001 $1.70 2000 Dividends Per Share Dividend Per Share & Coverage $1.56 1999 $2.50 $2.00 $1.50 $1.00 $0.50 $0.00 <

4.0 3.0 2.0 1.0 0.0 2003 2002 Secured Debt to Assets Fixed Charge Coverage 2001 2000 Debt/Total Mkt Cap Interest Coverage Credit Profile 1999 60% 50% 40% 30% 20% 10% 0% <

Peer Group 43% 5.1% 28% 2.9x 2.4x 84% 111% BRE 39% 4.3% 10% 3.1x 2.6x 84% 92% Peer Group Comparison Cap Preferred Stock to Total Mkt Cap Secured Debt to Total Assets * Peer Group represents 10 largest Apt. REITs as of 9-30-03. Debt to Total Mkt Interest Coverage Fixed Charge Coverage FFO Payout Ratio AFFO Payout Ratio <

$380,000 Thereafter $31,275 2010 $167,425 2009 $120,647 2008 $213,113 2007 $14,056 2006 maturing April 2006. $52,486 2005 Excludes Line of Credit, $17,327 2004 Debt Maturities ($000s) $70,000 $60,000 $50,000 $40,000 $30,000 $20,000 $10,000 $0 <

• Estimates $32.70 level “National-Norm” estimate 6.75% market at factors Value rate above rates cap cap Asset disclosed bps estimate range differentiating Portfolio 50-75 Wide Assume No • BRE > “Street” > > > • Net ? ? <

• $2.40 to • 1% driver $2.30 ± the 1H’04 flat Guidance guidance NOI NOI position formation FFO FFO Same-store Development buyer Net Capital • 2004 2004 > > > • ? <

• have markets focus includes: Western regions others strategy • Rewards other equation sheet management • BRE’s supply-constrained growth balance Future with outperformed reward Emerging • Strong Disciplined • REITs outperformed Multifamily have BRE’s > > • BRE ? ? ? <

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, this presentation contains forward-looking statements regarding Company and property performance, and is based on the Company’s current expectations and judgment. Actual results could vary materially depending on risks and uncertainties inherent to general and local real estate conditions, competitive factors specific to markets in which BRE operates, legislative or other regulatory decisions, future interest rate levels or capital markets conditions. The Company assumes no liability to update this information. For more details, please refer to the Company’s SEC filings, including its most recent Annual Report on Form 10-K/A and quarterly reports on Form 10-Q.

Reconciliation and Definition of Non-GAAP Financial Measures

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. BRE’s definition and calculation of non-GAAP financial measures may differ from those of other REITs, and, therefore, may not be comparable. The non-GAAP financial measures should not be considered an alternative to net income or any other GAAP measurement of performance and should not be considered an alternative to cash flows from operating, investing or financing activities as a measure of liquidity.

Funds from Operations (FFO)

FFO is based on NAREIT’s current definition and is calculated by BRE as net income computed in accordance with GAAP, excluding gains or losses from sales of investments, plus depreciation, and after adjustments for unconsolidated joint ventures and minority interests convertible to common shares. We consider FFO to be an appropriate supplemental measure of the operating performance of an equity REIT because, by excluding gains or losses and depreciation, FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies. Below is a reconciliation of net income available to common shareholders to FFO:

	Quarter ended 12/31/03	Quarter ended 12/31/02	Year ended 12/31/03	Year ended 12/31/02
Net income available to common shareholders	$11,646	$26,020	$70,333	$88,044
Depreciation from continuing operations	13,854	12,108	53,046	44,596
Depreciation from discontinued operations	—	717	306	2,939
Minority interests	719	799	3,195	3,682
Depreciation from unconsolidated entities	236	296	1,094	1,332
Net (gain) on investments	—	(10,067)	(23,147)	(14,929)
Less: Minority interests not convertible to common	(244)	(211)	(980)	(719)

Funds from operations	$26,211	$29,662	$103,847	$124,945

Other expenses (1)	—	—	7,305	—

Funds from operations, excluding Other expenses	$26,211	$29,662	$111,152	$124,945

Diluted average shares outstanding – EPS	50,270	45,990	47,445	46,210
Plus: OP units (2)	1,030	1,410	1,145	1,560

Diluted average shares outstanding – FFO	51,300	47,400	48,590	47,770
Net income per common share – Diluted	$0.23	$0.56	$1.48	$1.91

FFO per common share – Diluted	$0.51	$0.63	$2.14	$2.62

FFO per common share, excluding Other expenses – Diluted	$0.51	$0.63	$2.29	$2.62

(1)	Refers to legal settlement charges related to the settlement of two lawsuits during the third quarter of 2003.
(2)	Under FAS 128, common share equivalents deemed to be anti-dilutive are excluded from diluted EPS calculations.

Adjusted Funds from Operations (AFFO)

AFFO represents funds from operations less recurring capital expenditures. We consider AFFO to be an appropriate supplemental measure of the performance of an equity REIT because, like FFO, it captures real estate performance by excluding gains or losses on investments and depreciation. Unlike FFO, AFFO also reflects that capital expenditures are necessary to maintain the associated real estate assets. Below is a reconciliation of net income available to common shareholders to AFFO:

	Quarter ended 12/31/03	Quarter ended 12/31/02	Year ended 12/31/03	Year ended 12/31/02
Net income available to common shareholders	$11,646	$26,020	$70,333	$88,044
Depreciation from continuing operations	13,854	12,108	53,046	44,596
Depreciation from discontinued operations	—	717	306	2,939
Minority interests	719	799	3,195	3,682
Depreciation from unconsolidated entities	236	296	1,094	1,332
Net (gain) on investments	—	(10,067)	(23,147)	(14,929)
Less: Minority interests not convertible to common	(244)	(211)	(980)	(719)
Less: Capital expenditures	(2,703)	(2,086)	(10,390)	(8,276)

Adjusted funds from operations	$23,508	$27,576	$93,457	$116,669

Other expenses (1)	—	—	7,305	—

Adjusted funds from operations, excluding other expenses	$23,508	$27,576	$100,762	$116,669

Diluted average shares outstanding – EPS	50,270	45,990	47,445	46,210
Plus: OP Units (2)	1,030	1,410	1,145	1,560

Diluted average shares outstanding – FFO	51,300	47,400	48,590	47,770
Net income per common share – Diluted	$0.23	$0.56	$1.48	$1.91

AFFO per common share – Diluted	$0.46	$0.58	$1.92	$2.44

AFFO per common share, excluding other expenses – Diluted	$0.46	$0.58	$2.07	$2.44

(1)	Refers to legal settlement charges related to the settlement of two lawsuits during the third quarter of 2003.
(2)	Under FAS 128, common share equivalents deemed to be anti-dilutive are excluded from diluted EPS calculations.

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA, excluding minority interests, gains or losses from sales of investments, redemption related preferred stock issuance costs, preferred stock dividends and other expenses. We consider EBITDA and Adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation, interest, and, with respect to Adjusted EBITDA, nonrecurring charges and gains (losses) from property dispositions, which permits investors to view income from operations unclouded by noncash depreciation or the cost of debt. Following is a reconciliation of net income available to common shareholders to EBITDA and Adjusted EBITDA:

	Quarter ended 12/31/03	Quarter ended 12/31/02	Year ended 12/31/03	Year ended 12/31/02
Net income available to common shareholders	$11,646	$26,020	$70,333	$88,044
Interest	14,975	15,912	59,617	57,132
Depreciation	13,854	12,825	53,352	47,535

EBITDA	$40,475	$54,757	$183,302	$192,711
Minority interests	719	799	3,195	3,682
Net (gains) on investments	—	(10,067)	(23,147)	(14,929)
Redemption related preferred stock issuance costs	2,166	—	2,166	—
Dividends on preferred stock	2,657	2,657	10,629	7,765
Other expenses (1)	—	—	7,305	—

Adjusted EBITDA	$46,017	$48,146	$183,450	$189,229

(1)	Refers to legal settlement charges related to the settlement of two lawsuits during the third quarter of 2003.

Net Operating Income (NOI)

NOI is defined as total revenues less real estate expenses (including such items as repairs and maintenance, payroll, utilities, property taxes and insurance, advertising and management fees.) We consider NOI to be an appropriate supplemental measure of our performance because it reflects the operating performance of our real estate portfolio at the property level and is used to make decisions about resource allocations and assessing regional property level performance. Below is a reconciliation of net income available to common shareholders to net operating income:

	Quarter ended 12/31/03	Quarter ended 12/31/02	Year ended 12/31/03	Year ended 12/31/02
Net income available to common shareholders	$11,646	$26,020	$70,333	$88,044
Interest	14,975	15,912	59,617	57,132
Depreciation	13,854	12,825	53,352	47,535
Minority interests	719	799	3,195	3,682
Net (gain) on investments	—	(10,067)	(23,147)	(14,929)
Redemption related preferred stock issuance costs	2,166	—	2,166	—
Dividends on preferred stock	2,657	2,657	10,629	7,765
General and administrative expense	2,262	2,258	10,062	9,847
Other expenses (1)	—	—	7,305	—

NOI	$48,279	$50,404	$193,512	$199,076

Less: Non Same-Store NOI	4,127	3,710	33,205	28,537

Same-Store NOI	$44,152	$46,694	$160,307	$170,539

(1)	Refers to legal settlement charges related to the settlement of two lawsuits during the third quarter of 2003.